SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                          ARTESYN TECHNOLOGIES, INC.
               (Name of Registrant as Specified in Its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                          ARTESYN TECHNOLOGIES, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 4, 2000



To the Stockholders:


     The Annual Meeting of the Stockholders of Artesyn Technologies, Inc. (the "Company") will be held on Thursday, May 4, 2000, at 10:00 A.M., local time, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, for the following purposes:


     1. To elect 11 directors to hold office until the Company's Annual Meeting of Stockholders in 2001 and until their respective successors have been duly elected and qualified;


     2. To consider and act upon a proposal to approve and adopt the Company's 2000 Performance Equity Plan; and


     3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.


     The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Company's Annual Meeting of Stockholders (the "Meeting"). Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.


                                        By Order of the Board of Directors




                                        RICHARD J. THOMPSON
                                        Secretary


March 23, 2000



     YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES IN PERSON.

                                PROXY STATEMENT


                           ARTESYN TECHNOLOGIES, INC.
                          7900 GLADES ROAD, SUITE 500
                           BOCA RATON, FLORIDA 33434


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 2000


                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Artesyn Technologies, Inc., a Florida corporation (the "Company"), to be voted at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") and at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held on Thursday, May 4, 2000, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, at 10:00 A.M., local time.


     The principal executive offices of the Company are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (telephone no.: 561-451-1000). The enclosed proxy card and this Proxy Statement are being sent to stockholders of the Company on or about March 23, 2000.


QUORUM; VOTES REQUIRED


     Proxies in the form enclosed with this Proxy Statement are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. If a quorum, consisting of a majority of the outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock"), is present at the Meeting, in person or by proxy, (i) the nominees for director shall be elected by the affirmative vote of a plurality of the shares cast on such matter at the Meeting; (ii) the proposal to approve and adopt the Company's 2000 Performance Equity Plan (the "2000 Plan") shall be approved if the number of votes cast in favor of the 2000 Plan at the Meeting exceeds the number of votes cast opposing the 2000 Plan; and (iii) all other matters to come properly before the Meeting shall, subject to applicable law, be approved if the number of votes cast in favor of the matter at the Meeting exceeds the number of votes cast opposing the matter.


     Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum. Broker Shares that are not voted on any matter ("non-voted Broker Shares") will be treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not entitled to vote on a proposal, and will not be included in determining the existence of a quorum or the number of votes cast. Abstentions will be counted as votes cast at the Meeting, but will not be counted as votes cast for or against any given matter. Because only a plurality of shares is required for the election of directors, abstentions and non-voted Broker Shares will not have an effect on the outcome of the election of the nominees for directors. A "withheld" vote will be treated as equivalent to an abstention.


     Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted (i) "FOR" the election of all the nominees for director named herein; and (ii) "FOR" the proposal to approve and adopt the 2000 Plan. In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.

REVOCATION AND SOLICITATION


     Any proxy given pursuant to this solicitation may be revoked by a record stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting or by executing another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.


     The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail, but, in addition, may be made by directors, officers and employees of the Company, personally or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitations. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained D.F. King & Co. to assist it in soliciting proxies for a fee of approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses.


ANNUAL REPORT


     The Company's Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 1999 ("fiscal year 1999"), which contain the Company's audited consolidated financial statements for fiscal year 1999, is being mailed with this Proxy Statement to all persons who were stockholders of record as of the close of business on March 15, 2000.


RECORD DATE; OUTSTANDING SHARES


     The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on that date, an aggregate of 37,155,925 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the close of business on March 15, 2000, certain information as to the stockholders which are known by the Company beneficially to own more than 5% of its Common Stock (based solely upon filings by said holders with the Securities and Exchange Commission ("Commission") on
Schedule 13D or Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

NAME AND ADDRESS                             NUMBER OF SHARES        PERCENT OF
OF BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)     COMMON STOCK
--------------------------------------   -----------------------   -------------
Albert O. Nicholas (2)
Nicholas Company, Inc. (3)
  700 North Water Street
  Milwaukee, Wisconsin 53202 .........               1,996,400          5.37%

----------------
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Albert O. Nicholas is the chief executive officer, chairman, a director and majority shareholder of Nicholas Company, Inc. ("Nicholas Inc."). In such capacities, he exercises dispositive power over and may, therefore, be deemed beneficially to own the 1,996,400 shares of Common Stock owned by Nicholas Inc.
(3) Nicholas Inc. is a registered investment adviser which owns 1,996,400 shares of Common Stock for and on behalf of its advisory clients. Pursuant to agreements with its advisory clients, Nicholas Inc. has sole dispositive power with respect to such 1,996,400 shares of Common Stock.

OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of the close of business on March 15, 2000, certain information concerning beneficial ownership of the Common Stock by each nominee for election as a director of the Company (all of whom are presently directors), each of the Named Executives (as defined below), and all directors and executive officers as a group (based solely upon information furnished by such persons):

                                            NUMBER OF SHARES          PERCENT OF
NAME                                    BENEFICIALLY OWNED(1)(2)     COMMON STOCK
------------------------------------   --------------------------   -------------
Lawrence J. Matthews ...............            1,026,229(3)             2.76%
Ronald D. Schmidt ..................              911,121(4)             2.45%
John M. Steel ......................              798,816(5)             2.15%
Joseph M. O'Donnell ................              633,422                1.68%
Bert Sager .........................              390,608(6)             1.05%
Richard J. Thompson ................              276,645                   *
Phillip A. O'Reilly ................              171,721                   *
Robert J. Aebli ....................               78,689                   *
Stephen A. Ollendorff ..............               70,100                   *
Edward S. Croft, III ...............               68,081                   *
Dr. Fred C. Lee ....................               65,104                   *
Lewis Solomon ......................               50,000                   *
Harvey Dewan .......................               42,144                   *
A. Eugene Sapp, Jr. ................               33,500                   *
All directors and executive officers
  as a group (17 persons) ..........            4,759,923               12.36%

----------------
 *  Represents less than 1%.
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes the following shares subject to currently exercisable options and/or that may be acquired upon the exercise of options within 60 days after March 15, 2000: Mr. Matthews-30,000; Mr. Schmidt-20,000; Mr. O'Donnell-513,365; Mr. Sager-98,695; Mr. Thompson-227,812; Mr.
    O'Reilly-90,000; Mr. Aebli-65,965; Dr. Lee-30,000; Mr. Ollendorff-63,000;
    Mr. Croft-60,000; Mr. Solomon-40,000; Mr. Dewan-28,750; Mr. Sapp-30,000; and
    all directors and executive officers as a group (17 persons)-1,369,727.

(3) Includes 90,000 shares which are owned of record by the Lawrence J. and Barbara M. Matthews Charitable Remainder Unitrust, of which Mr. Matthews and his spouse are beneficiaries and retain the right to appoint and dismiss the trustee.
(4) Includes 12,926 shares which are owned of record by Mr. Schmidt's wife, with respect to which Mr. Schmidt disclaims beneficial ownership, and 407,000 shares which are owned by the Schmidt Family Limited Partnership, a limited partnership of which Mr. Schmidt is a general partner.
(5) Includes 266,000 shares which are owned of record by Mr. Steel's wife, with respect to which Mr. Steel disclaims beneficial ownership.
(6) Includes 30,068 shares which are beneficially owned by Mr. Sager's wife as the trustee under a trust for Mrs. Sager's mother, with respect to which Mr. Sager disclaims beneficial ownership, and 203,860 shares which are owned by Sager Holdings Limited Partnership, a limited partnership of which Mr. Sager is both a limited partner and a principal stockholder of the corporate general partner.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company and beneficial owners of greater than 10% of the Common Stock are required to file certain reports with the Securities and Exchange Commission in respect of their ownership of Company securities. The Company believes that during fiscal year 1999 all reports required to be filed by such persons were timely filed.

                       PROPOSAL I: ELECTION OF DIRECTORS

     The entire Board of Directors is to be elected at the Meeting. The Company's By-laws provide that the maximum number of directors is 12, with the exact number to be fixed by the Board of Directors. By resolution of the Board of Directors, the number of directors has been fixed at 11. The 11 persons listed below, all of whom have consented to being named in this Proxy Statement and to serving if elected, have been nominated to serve as directors of the Company until the annual meeting of stockholders to be held in 2001 and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company and were elected by the stockholders at the Company's annual meeting of stockholders held in 1999.

     Proxies in the accompanying form will be voted at the Meeting in favor of the election of each of the nominees listed on the accompanying proxy card, unless authority to do so is withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the unexpected event that any of such nominees should become unable to, or for good reason will not, serve as a director, it is intended that proxies will be voted for the election of substitute nominee(s). Directors will be elected by a plurality of the votes cast therefor by the holders of shares of Common Stock (assuming a quorum exists).

     Set forth below is certain information with respect to each nominee for election as a director of the Company at the Meeting (based solely upon information furnished by such persons):

                                              YEAR OF
                                 AGE           FIRST                       PRINCIPAL OCCUPATIONS
                               (AS OF         ELECTION                    DURING PAST FIVE YEARS;
NAME                          3/15/00)     AS A DIRECTOR                    OTHER DIRECTORSHIPS
--------------------------   ----------   ---------------   ---------------------------------------------------
Edward S. Croft, III            57             1980         Since August 1996, Managing Director of Croft &
  (1)(3)                                                    Bender LLC, a private investment banking firm;
                                                            from April 1996 to August 1996, President of
                                                            Croft & Co., a financial advisory firm; for more
                                                            than five years prior to April 1996, Managing
                                                            Director of The Robinson-Humphrey Company,
                                                            Inc., an investment banking firm; director of Just
                                                            for Feet, Inc., an athletic footwear retailer.

                                              YEAR OF
                                 AGE           FIRST                         PRINCIPAL OCCUPATIONS
                               (AS OF         ELECTION                      DURING PAST FIVE YEARS;
NAME                          3/15/00)     AS A DIRECTOR                      OTHER DIRECTORSHIPS
--------------------------   ----------   ---------------   -------------------------------------------------------
Dr. Fred C. Lee                 53             1997         From February 1986 to December 29, 1997, a
  (1)(3)                                                    director of Zytec Corporation ("Zytec"); since
                                                            1977, Professor at Virginia Polytechnic Institute
                                                            and State University ("VPI") and director of the
                                                            Virginia Power Electronics Center at VPI.

Lawrence J. Matthews            71             1997         For more than the past five years, retired executive.
  (1)(3)                                                    Since January 28, 1999, Acting President, Chief
                                                            Executive Officer and Director of Veritec, Inc., a
                                                            seller of microprocessor-based encoding and
                                                            decoding systems products. In October 1995, an
                                                            involuntary Chapter 7 petition under the United
                                                            States Bankruptcy Code, was filed against Veritec,
                                                            Inc. This filing was subsequently converted to a
                                                            Chapter  11 petition. Veritec emerged from
                                                            bankruptcy on October 21, 1999.
Joseph M. O'Donnell             53             1994         Co-Chairman of the Board of Directors of the
  (4)                                                       Company since December 29, 1997; from February
                                                            1997 to December 29, 1997, Chairman and since
                                                            July 1994, Chief Executive Officer and President
                                                            of the Company; director of Boca Research, Inc.,
                                                            a manufacturer of data communications,
                                                            multimedia and networking products.

Stephen A. Ollendorff           61             1984         Practicing attorney for more than the past five
  (3)(4)                                                    years; presently Of Counsel to Kirkpatrick &
                                                            Lockhart LLP; from December 1990 to January
                                                            2000, Of Counsel to Hertzog, Calamari &
                                                            Gleason; from 1983 to present, Vice President,
                                                            then President, then Chairman and Chief
                                                            Executive Officer and director of Acorn Holding
                                                            Corp., a manufacturer of microcrystalline silicon
                                                            wafers; director of Pharmaceutical Resources, Inc.,
                                                            a manufacturer of generic drugs.

Phillip A. O'Reilly             73             1988         For more than the past five years, retired executive.
  (1)(2)

Bert Sager                      74             1968         Practicing attorney for more than the past five
  (2)(3)                                                    years; director of Acorn Holding Corp., a
                                                            manufacturer of microcrystalline silicon wafers.

A. Eugene Sapp, Jr.             63             1997         For more than the past five years, President, Chief
                                                            Operating Officer and director of SCI Systems,
                                                            Inc., an electronics contract manufacturer.

Ronald D. Schmidt               63             1997         Co-Chairman of the Board of Directors of the
  (1)(4)                                                    Company since December 29, 1997; from January
                                                            1984 to December 29, 1997, an executive officer
                                                            (including Chairman of the Board and Chief
                                                            Executive Officer) and director of Zytec.

                                          YEAR OF
                             AGE           FIRST                         PRINCIPAL OCCUPATIONS
                           (AS OF         ELECTION                      DURING PAST FIVE YEARS;
NAME                      3/15/00)     AS A DIRECTOR                      OTHER DIRECTORSHIPS
----------------------   ----------   ---------------   ------------------------------------------------------
Lewis Solomon               66             1995         Since August 1990, Chairman of G&L of Syosset,
    (2)(3)(4)                                           Inc., a financial consulting firm; from April 1986 to
                                                        February 1997, Chairman of Cybernetic Services,
                                                        Inc., a servicer of moving message signs, which
                                                        filed a petition under Chapter 7 of the United
                                                        States Bankruptcy Code in April 1997; director of
                                                        Anadigics, Inc., a manufacturer of gallium
                                                        arsenide semiconductors; director of Anacomp,
                                                        Inc., a manufacturer of magnetic products; and
                                                        director of Terayon Communications, Inc., a
                                                        manufacturer of cable and wireless modems.

John M. Steel               55             1997         Since December 29, 1997, Vice President of the
                                                        Company; from January 1984 to December 29,
                                                        1997, executive officer and director of Zytec.

----------------
(1) Member of the Audit Committee.
(2) Member of the Compensation and Stock Option Committee.
(3) Member of the Nominating Committee.
(4) Member of the Executive Committee.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF ALL OF THE 11 NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.


BOARD OF DIRECTORS; COMMITTEES OF THE BOARD


     The Company's Board of Directors met four times during fiscal year 1999. During fiscal year 1999, no director who was a director for the entire year attended fewer than 75% of the total number of meetings of the Board of Directors and of the committee(s), if any, of the Board on which he served. The Board of Directors has established four standing committees, consisting of an Audit Committee, a Compensation and Stock Option Committee, a Nominating Committee and an Executive Committee. The following describes the current functions of such committees.


     The Audit Committee, which held three meetings during fiscal year 1999, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company and for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm. The Chairman of this committee is Edward S. Croft, III.


     The Compensation and Stock Option Committee, which held four meetings during fiscal year 1999, sets and approves salary levels of all corporate officers and has primary responsibility for the administration of the Company's 1990 Performance Equity Plan (the "1990 Plan") and, if approved by the Company's stockholders at the meeting, will have primary responsibility for the administration of the 2000 Plan, including the granting of options thereunder. This committee also administers the Company's 1996 Employee Stock Purchase Plan. The Chairman of this committee is Phillip A. O'Reilly.


     The Nominating Committee, which did not meet during fiscal year 1999, recommends nominees to fill vacancies on the Board of Directors and considers responsible recommendations by the Company's stockholders of candidates to be nominated as directors of the Company. The Nominating Committee met in early 2000 and considered and recommended the 11 nominees named herein to the Board of Directors. All recommendations of candidates by stockholders must be in writing and addressed to the Secretary of the Company and must be received by the Company not less than 50 days nor more than 75 days prior to that year's annual meeting. By accepting a stockholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning the recommendation or to give the proponent thereof its reasons for any action or failure to act. The Chairman of this committee is Bert Sager.


     The Executive Committee, which did not meet during fiscal year 1999, was established by the Board of Directors in October 1997. The purpose of this committee is to exercise all the powers and authority of the full Board of Directors in the management of the Company except as such authority may be limited by the Florida Business Corporation Act or other applicable law. The Chairman of this committee is Joseph M. O'Donnell.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Compensation and Stock Option Committee consists of Phillip A. O'Reilly, Bert Sager, and Lewis Solomon. None of the committee members are, or were ever, executive officers or employees of the Company. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board of Directors of the Company.


COMPENSATION OF DIRECTORS


     Directors who are not employees of the Company ("Outside Directors") are compensated for their services by payment of an annual fee of $24,000 plus $1,500 per day for each Board of Directors' meeting attended, $750 for each telephonic Board of Directors' meeting attended and $1,000 per day for each committee meeting attended (and an additional $250 per day for each committee meeting at which such person acted as chairman) with a maximum payment of $3,500 per day for attendance at meetings of the Board of Directors and acting as chairman at meetings of committees of the Board of Directors.


     During fiscal year 1999, options to purchase 10,000 shares of Common Stock were granted by the Company to each of the Outside Directors of the Company at an exercise price equal to the fair market value of the Company's Common Stock on such grant date pursuant to the Company's Outside Directors' Plan. Under such plan, each Outside Director is granted an option, exercisable over 10 years, to purchase 10,000 shares of Common Stock each time that such person is elected or re-elected by the stockholders to serve as a director of the Company if such Outside Director then owns a prescribed amount of Common Stock.


     An Outside Director who had served as a director prior to August 15, 1996, and serves as a director for five or more years is entitled to receive certain annual benefits under the Company's Outside Directors' Retirement Plan. The annual benefits commence on the later of such Outside Director's retirement from the Board of Directors or attainment of age 70 and continue for a number of years equal to the number of years the Outside Director served on the Company's Board of Directors. Effective January 1, 2000, the base amount of such benefit is $24,000, adjusted pursuant to a cost of living index to each Outside Director's particular retirement date. Once a director has begun to receive the benefits as so adjusted, no further adjustments will be made for the remainder of the period of time such Outside Director receives the benefit.



CERTAIN TRANSACTIONS


     Mr. Ollendorff, a director of the Company, was Of Counsel to the law firm of Kirkpatrick & Lockhart LLP during fiscal year 1999. Kirkpatrick & Lockhart LLP acted as counsel for the Company in fiscal year 1999 and received fees in such fiscal year for various legal services rendered to the Company.


     Mr. Sager, a director of the Company, provided limited legal services to the Company in fiscal year 1999.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended December 31, 1999, January 1, 1999 ("fiscal year 1998"), and January 2, 1998 ("fiscal year 1997"), in respect of compensation earned by the Chief Executive Officer and by the other four most highly compensated executive officers (whose salary and bonus earned in fiscal year 1999 exceeded $100,000) of the Company serving at the end of fiscal year 1999 (the "Named Executives").

                                                                                      LONG-TERM
                                                 ANNUAL COMPENSATION                 COMPENSATION
                                    ---------------------------------------------- ---------------
                                                                                      SECURITIES
                                                                  OTHER ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)(2)   OPTIONS(#)(3)   COMPENSATION($)
---------------------------- ------ ----------- ------------- -------------------- --------------- ----------------
Joseph M. O'Donnell          1999     495,150       553,217            -0-              70,000          32,300(4)
 Co-Chairman, Chief          1998     462,535           -0-            -0-              75,000          30,800(4)
 Executive Officer and       1997     376,539       409,117            -0-              74,000          30,250(4)
 President

Richard J. Thompson          1999     247,188       197,245            -0-              45,000          14,358(5)
 Vice President-Finance,     1998     226,423           -0-            -0-              45,000          13,068(5)
 Chief Financial Officer     1997     186,154       140,639            -0-              44,000          12,486(5)
 and Secretary

Robert J. Aebli              1999     188,023        97,544            -0-              15,429          18,085(6)
 President-Communication     1998     174,693        49,015            -0-              15,000          17,456(6)
 Products                    1997     157,000       133,230            -0-              15,000          16,837(6)

John M. Steel(7)             1999     218,001        43,516            -0-                 -0-          16,518(8)
 Vice President              1998     210,312           -0-            -0-                 -0-          11,664(8)
                             1997       N/A          N/A               N/A               N/A            N/A

Harvey Dewan                 1999     194,152        49,989            -0-              32,500          18,044(9)
 President-Global            1998     169,615           -0-            -0-              30,000          14,234(9)
 Manufacturing               1997      97,308        10,000            -0-               7,500          32,768(9)

----------------
(1) Includes amounts awarded under the Company's Executive Incentive Plan.
(2) Includes only those perquisites which are, in the aggregate, greater than or equal to the lesser of $50,000 or 10% of annual salary and bonus.
(3) Represents options awarded under various Company stock option plans.
(4) Includes insurance premiums paid by the Company in the amounts of $20,000, $20,000, and $20,000 with respect to two life insurance policies for the benefit of Mr. O'Donnell, including a whole-life policy and a hybrid policy in fiscal years 1999, 1998 and 1997, respectively. Also includes $7,500, $6,000 and $5,500 in premiums paid by the Company with respect to health insurance for the benefit of Mr. O'Donnell and contributions of $4,800, $4,800 and $4,750 to the Company's 401(k) plan in fiscal years 1999, 1998 and 1997, respectively.
(5) Includes contributions in the amounts of $4,800, $4,800 and $4,750 by the Company to the Company's 401(k) plan for the benefit of Mr. Thompson, and also includes insurance premiums in the amounts of $9,558, $8,268 and $7,736 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Thompson in fiscal years 1999, 1998 and 1997, respectively.
(6) Includes contributions in the amounts of $4,800, $4,800 and $4,750 by the Company to the Company's 401(k) plan for the benefit of Mr. Aebli and insurance premiums in the amounts of $13,285, $12,656 and $12,087 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 1999, 1998 and 1997, respectively.
(7) In fiscal year 1997 Mr. Steel was an executive officer of Zytec which was merged with CPI Acquisition Corp. (a wholly-owned subsidiary of the Company) on December 29, 1997.
(8) Includes a contribution in the amounts of $4,800 and $4,800 by the Company to the Company's 401(k) plan for the benefit of Mr. Steel and insurance premiums in the amounts of $11,718 and $6,864 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Steel in fiscal years 1999 and 1998, respectively.
(9) Includes a contribution in the amounts of $4,800, $3,824 and 2,538 by the Company to the Company's 401(k) plan for the benefit of Mr. Dewan and insurance premiums in the amount of $13,244, $10,410 and 2,230 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Dewan in fiscal years 1999 and 1998, respectively. Also includes relocation expenses of $28,000 paid in fiscal year 1997.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to the Named Executives in fiscal year 1999.

                                                             PERCENTAGE OF
                                                             TOTAL OPTIONS
                                       NUMBER OF               GRANTED TO                                          GRANT DATE
                                 SECURITIES UNDERLYING        EMPLOYEES IN       EXERCISE PRICE     EXPIRATION       PRESENT
NAME                               OPTIONS GRANTED(#)      FISCAL YEAR(%)(1)      PER SHARE($)         DATE        VALUE($)(2)
-----------------------------   -----------------------   -------------------   ----------------   ------------   ------------
Joseph M. O'Donnell .........            70,000                    8.46               24.875         07/22/04        843,913
Richard J. Thompson .........            45,000                    5.44               24.875         07/22/04        542,516
Robert J. Aebli .............             1,929                    0.23               18.687         01/15/04         15,656
                                         13,500                    1.63               24.875         07/22/04        162,755
John M. Steel ...............               -0-                    -0-                     N/A            N/A          N/A
Harvey Dewan ................            12,500                    1.51               16.937         04/15/04         92,693
                                         20,000                    2.42               24.875         07/22/04        241,118

----------------
(1) Represents the percentage of total options granted to employees of the Company in fiscal year 1999.
(2) Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named Executive may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by a Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions which the Company believes are reasonable, such as a risk-free rate of return of 5.5%, stock price volatility of 67%, future dividend yield of 0% and expected life of 2.9 years. The values do not take into account certain features of the stock plans which may affect such values, such as conditions to exercisability and nontransferability.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

     The following table sets forth certain information with respect to stock options exercised by the Named Executives in fiscal year 1999 and certain information with respect to exercisable and non-exercisable stock options held on December 31, 1999 by the Named Executives. The table also includes the value of "in-the-money" stock options which represents the spread between the exercise price of the existing stock options and the year-end trading price of the Common Stock.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                             OPTIONS HELD ON                    HELD ON
                              SHARES                      DECEMBER 31, 1999(#)          DECEMBER 31, 1999(1)($)
                           ACQUIRED ON      VALUE    ------------------------------- ------------------------------
NAME                       EXERCISE(#)   REALIZED($)  EXERCISABLE   NOT EXERCISABLE   EXERCISABLE   NOT EXERCISABLE
------------------------- ------------- ------------ ------------- ----------------- ------------- ----------------
Joseph M. O'Donnell .....    50,000       993,097       613,365         107,500        7,665,103        187,500
Richard J. Thompson .....    20,000       393,750       257,812          67,500        2,814,300        112,500
Robert J. Aebli .........       -0-           -0-        65,000          22,929          539,144         41,961
John M. Steel ...........       -0-           -0-           -0-             -0-              -0-            -0-
Harvey Dewan ............       -0-           -0-        22,500          47,500           97,500        125,781

----------------
(1) Based upon the closing price of the Common Stock on December 31, 1999 of $21.00.

EMPLOYMENT ARRANGEMENTS

     On June 29, 1994, the Company and Joseph M. O'Donnell, Co-Chairman, Chief Executive Officer and President of the Company, entered into an employment agreement, the initial term of which expired on July 26, 1997, but was renewable each successive year thereafter for an additional one-year term unless either party provided notice of termination. The Compensation and Stock Option Committee has approved a new employment agreement, dated as of January 2, 2000, between the Company and Mr. O'Donnell (the "O'Donnell Agreement"). The O'Donnell Agreement provides that effective February 1, 2000 Mr. O'Donnell is to receive a base salary at the rate of $522,000 per year. The base salary is to be reviewed, and may be increased (but not decreased), by the Board of Directors annually. In addition, the O'Donnell Agreement provides that Mr. O'Donnell is eligible to receive an incentive payment each year of employment in an amount equal to up to 85% of his base salary for such year. Mr. O'Donnell is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee awarded in accordance with the terms of the Company's Executive Incentive Plan. Mr. O'Donnell is also entitled to reimbursement of certain health, disability and life insurance benefits. The Company also has agreed to cause Mr. O'Donnell to be nominated as a director throughout the term of his employment. The O'Donnell Agreement's initial term expires on December 31, 2000, but is renewable each successive year thereafter for an additional one-year term unless either party provides notice of termination. Mr. O'Donnell is currently being paid pursuant to the terms of the O'Donnell Agreement.


     The Compensation and Stock Option Committee has also approved an employment agreement between the Company and Richard J. Thompson, Vice President and Chief Financial Officer of the Company dated as of January 2, 2000 (the "Thompson Agreement"). The Thompson Agreement provides that effective February 1, 2000 Mr. Thompson is to receive a base salary at the rate of $275,000 per year. The base salary is to be reviewed, and may be increased (but not decreased), by the Board of Directors annually. In addition, the Thompson Agreement provides that Mr. Thompson is eligible to receive an incentive payment each year of employment in an amount equal to up to 55% of his base salary for such year. Mr. Thompson is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee awarded in accordance with the terms of the Company's Executive Incentive Plan. Under the terms of the Thompson Agreement, Mr. Thompson is also entitled to reimbursement of health, disability and life insurance benefits. The Thompson Agreement's initial term expires on December 31, 2000, but is renewable each successive year thereafter for an additional one-year term unless either party provides notice of termination. Mr. Thompson is currently being paid pursuant to the terms of the Thompson Agreement.


     Upon any event of earlier termination of either of the O'Donnell Agreement or the Thompson Agreement, each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary through the date of termination. In the event of either of Mr. O'Donnell's and/or Mr. Thompson's death or "disability" (as defined in the respective employment Agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary for an additional year from the date of termination plus the full incentive payment under the Company's Executive Incentive Plan to which he may be entitled if the termination had occurred at the end of the calendar year during which such termination occurred (the "Full Incentive Payment"), except that payments of base salary for the additional year will be offset by certain Company-sponsored insurance benefits payable during such period. In the event that either of Mr. O'Donnell's or Mr. Thompson's employment is terminated by the Company without "cause" (as defined in the respective employment Agreement) or by either of Mr. O'Donnell or Mr. Thompson due to the Company's "substantial breach" (as defined in the respective employment Agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary plus the Full Incentive Payment through the date of termination plus an amount equal to the product of his respective base salary and the Full Incentive Payment multiplied by two, payable over a 24 month period provided that the last 12 monthly payments shall not be made if either of Mr. O'Donnell or Mr. Thompson, as the case may be, is found to be in breach of certain non-disclosure, non-compete or non-solicitation agreements. Messrs. O'Donnell and Thompson are also entitled to receive reimbursement of expenses of outplacement-related services up to $45,000. In the event of the Company's termination of either of Mr. O'Donnell's and/or Mr. Thompson's, as the case may be, Agreement without "cause", or termination of either Agreement by Mr. O'Donnell or Mr. Thompson due to the Company's "substantial breach" following a "change of control" (as defined in the respective employment Agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive within 10 days from the date of termination (a) a lump-sum payment equal to the product of the sum of his respective base salary and the Full Incentive Payment multiplied by three and (b) an amount to cover certain excise taxes that may be incurred by Mr. O'Donnell and/or Mr. Thompson as a result of payment received by either of them following such "change of control". In the event the Company does not renew either Agreement, each of

Mr. O'Donnell and/or Mr. Thompson, as the case may be, shall generally be entitled to receive his respective base salary and Full Incentive Pay for an additional 2 years from the date of termination.


     Certain options granted to the Named Executives become immediately exercisable in the event of a "change of control" and certain other options become immediately exercisable if a Named Executive's employment is terminated within six months after a "change of control" of the Company pursuant to the terms of the option plan under which the options were granted.


                    COMPENSATION AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION


     The Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors is comprised of three individuals, each of whom is an Outside Director. The Committee is responsible for establishing the overall philosophy of the Company's executive compensation program and overseeing the executive compensation plans developed to execute the Company's compensation strategy.


THE COMPANY'S EXECUTIVE COMPENSATION STRATEGY


     The Company's executive compensation program has been designed to promote stockholder interests and to:


     /bullet/ Link key executives' compensation to the Company's business objectives;


     /bullet/ Promote human resource goals to attract, hire and retain quality talent;


     /bullet/ Reward teamwork and individual performance for achieving annual business results;


     /bullet/ Balance short and long-term considerations through compensation for achievement of annual goals that are consistent with long-term objectives; and


     /bullet/ Provide motivation to key executives to excel by offering competitive incentive and total compensation.


     It is the Company's intention to ensure that all compensation paid to its executives is tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Although Section 162(m) of the Code imposes limits on deductibility for compensation to certain executives exceeding $1 million per year, the Company does not currently anticipate any limitations of this deduction.


COMPENSATION OF OTHER EXECUTIVE OFFICERS


     The Company's executive compensation program includes two principal elements: annual cash compensation and long-term awards. The Company uses competitive survey data of companies in the high-technology industry with comparable revenue levels in assessing cash compensation and long-term awards. This evaluation also considers competitive data of the Company's Selected Peer Group included in the Stock Performance Graph set forth below.


     Annual cash compensation includes both base salaries and annual incentive awards pursuant to the Company's Executive Incentive Plan ("EIP"). Executives' base salaries are evaluated each year based upon an assessment of competitive market data of comparable companies. Subject to the applicable terms of any employment agreement, executives are eligible for adjustments in base salary based upon an assessment of individual performance and changes in principal job duties and responsibilities. In fiscal year 1999, based upon assessments of the individual performances, the Company awarded an increase in base salary to Messrs. O'Donnell, Thompson, Dewan, Steel, and Aebli.

     Executives are eligible to receive annual incentive awards under the EIP. Each executive participating in the plan has a targeted annual incentive award based upon competitive practice which represents a stated percentage of the executive's base salary. The performance of executives with corporate-wide responsibilities is evaluated based upon the achievement of corporate financial targets measured by the Company's net income and revenue growth. The performance of executives with divisional and/or subsidiary responsibility is evaluated based upon the achievement of divisional or subsidiary financial targets measured by divisional net income, revenue growth and cash flow. The financial targets for fiscal year 1999 were developed from the Company's annual planning process. The Committee reviews and approves the targets each year based upon fairness, degree of difficulty and reasonableness. Further, the Company must achieve a minimum net income performance threshold before corporate executives are entitled to receive a financial target payout under the EIP. There may be no incentive payout if the Company is not profitable on a company-wide basis.


     Aggregate annual incentive awards are limited to no more than 10% of the Company's net income, excluding extraordinary items, before total after-tax cost of the aggregate executive annual incentive payout, unless otherwise approved by the Committee and Board of Directors.


     Long-term incentive compensation includes payments under the 1990 Plan. The 1990 Plan permits the Company to grant non-qualified stock options to selected executives at a price no less than the fair market value of the Common Stock on the date of grant.


     Each year the Committee reviews and approves annual salaries, annual incentive awards, grants of long-term incentives and the performance targets and criteria established for both the annual and long-term incentive plans. In addition, the Committee reviews the performance of the Company and its divisions and subsidiaries and exercises the final authority in approving the payout of executive incentive awards. The Committee has engaged executive compensation consultants and used competitive compensation data to support its decisions.


     In the beginning of fiscal year 1999, the Committee reviewed and approved the financial targets to be included in the fiscal year 1999 EIP for the Chief Executive Officer and the Company's other executive officers. Based upon the Committee's review of the Company's performance and the Chief Executive Officer and the Company's other executive officers following conclusion of the 1999 fiscal year, the Company granted an award to the Chief Executive Officer and the Company's other executive officers under the 1999 EIP as a result of the attainment of Company, divisional and subsidiary objectives.


DETERMINATION OF COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER


     Mr. O'Donnell's base salary during fiscal year 1999 was increased to $498,000. The base salary of Mr. O'Donnell was based largely upon an assessment of competitive market data of comparable companies, as described above. Mr. O'Donnell received an annual incentive award of $553,217 in fiscal year 1999 under the EIP. On July 22, 1999, the Company, pursuant to the 1990 Plan, granted Mr. O'Donnell non-qualified stock options to purchase 70,000 shares of Common Stock at an exercise price of $24.875 per share. The terms of these options are for 58 months from the date of grant and are exercisable as follows: (i) 50% vesting any time after July 22, 2000 if the closing price of a share of Common Stock equals or exceeds $31.09375 for any 20 of 30 consecutive trading days after the date of such grant, (ii) 100% vesting any time after July 22, 2001 if the closing price of a share of Common Stock equals or exceeds $37.3125 per share for any 20 of 30 consecutive trading days after the date of such grant, and (iii) to the extent not previously exercisable, 100% on May 22, 2004.


MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEE:


   Phillip A. O'Reilly, Chairman
   Bert Sager
   Lewis Solomon

                            STOCK PERFORMANCE GRAPH


     The line graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, over the most recent five-year period up to and including December 31, 1999, with the cumulative total return of companies on the Russell 2000/registered trademark/ Index and the S&P SmallCap Electrical Equipment Index (the "Electrical Equipment Index"), a published line-of-business index. In light of the Company's continuing focus on its power conversion business, the Electrical Equipment Index was selected by the Company because the Company believes the Electrical Equipment Index provides a meaningful comparison to the Company's performance.


                               [GRAPHIC OMITTED]


                                                      DEC-94     DEC-95     DEC-96     DEC-97     DEC-98     DEC-99
                                                     --------   --------   --------   --------   --------   -------
Artesyn Technologies, Inc. .......................     $100       $341       $578       $670       $415      $622
Russell 2000 .....................................     $100       $128       $150       $183       $178      $216
S&P SmallCap Electrical Equipment Index ..........     $100       $126       $143       $176       $177      $274

                   PROPOSAL II: APPROVAL AND ADOPTION OF THE
            ARTESYN TECHNOLOGIES, INC. 2000 PERFORMANCE EQUITY PLAN


     The Company's Board of Directors adopted, subject to stockholder approval at the Meeting, the 2000 Performance Equity Plan (the "2000 Plan"). The following summary of the 2000 Plan does not purport to be complete, and is subject to and qualified in its entirely by reference to the text of the 2000 Plan annexed hereto as Exhibit A.


     The Board of Directors believes that in order to continue to attract and retain personnel of the highest caliber, provide increased incentive for officers and key employees and promote the well-being of the Company, it is in the best interests of the Company and its stockholders to continue to provide officers, key employees and prospective employees of the Company and its subsidiaries, through the granting of stock or stock related incentive awards, the opportunity to participate in the value and/or appreciation of the Company's Common Stock. The Company is also actively exploring potential acquisitions. The Company believes that in connection with any potential acquisition, the opportunity for key employees of an acquired company to participate in the 2000 Plan would provide such employees additional incentive to remain with the Company following an acquisition.


     The Company's current stock option plan, the 1990 Plan, expires on August 28, 2000. New awards will continue to be granted under the 1990 Plan until August 28, 2000 or the date no options are available to be issued under the 1990 Plan. The 1990 Plan allows the Company to automatically increase the number of options available to be granted under such Plan. The Company, subject to stockholder approval at the Meeting of the 2000 Plan, will not increase the number of options available for grant under such Plan prior to its scheduled termination date of August 28, 2000. Therefore, the 2000 Plan will become effective on the earlier of August 28, 2000 or the date there are no longer any options available to be issued under the 1990 Plan.


SUMMARY OF THE PLAN


     The 2000 Plan authorizes the granting of incentive awards for up to 4,400,000 shares of Common Stock, subject to adjustment as described below. Incentive awards consist of stock options as described below. The shares available for incentive awards will be made available from either authorized and unissued shares or shares to be repurchased or otherwise acquired by the Company. As of March 15, 2000, the closing price of the Common Stock was $19.56. Unless sooner terminated, the 2000 Plan will expire at the close of business on the tenth anniversary of its effective date. Officers, key employees and prospective employees of the Company and its subsidiaries will be eligible to receive incentive awards ("Eligible Persons").


     The 2000 Plan will be administered by the Committee, which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, subject to the provisions of the 2000 Plan.


TYPES OF INCENTIVE AWARDS


     INCENTIVE AND NONQUALIFIED OPTIONS. The 2000 Plan provides both for "incentive stock options" as defined in Section 422 of the Code ("Incentive Options") and for options not qualifying as Incentive Options ("Nonqualified Options"). The Committee shall determine the Eligible Persons to whom such Options may be granted.


     Pursuant to the 2000 Plan, the Committee shall determine the exercise price for each share issued in connection with an Incentive Option or a Nonqualified Option (collectively referred to as "Options"), but the exercise price of an Option shall in all cases not be less than 100% of the fair market value of Common Stock on the date the Option is granted to an Eligible Person (or in the case of an Incentive Option granted to an Eligible Person owning more than 10% of the outstanding Common Stock, not less than 110% of such fair market value). The exercise price must be paid in full at the time of exercise, either in cash, or subject to any limitations as the Committee may impose, in Common Stock of the Company.

     The Committee shall determine when Options may be exercised, which in no event shall be more than ten years from the date of grant (or in the case of an Incentive Option granted to an Eligible Person owning more than 10% of the outstanding Common Stock, not more than five years), and the manner in which each Option will become exercisable. Other than as set forth herein, the rules relating to the terms of Options apply to both Incentive Options and Nonqualified Options. Options may not be transferred by the grantee other than by will, the laws of descent and distribution or pursuant to the express terms of the applicable agreement governing such Options.


OTHER TERMS AND CONDITIONS


     AGREEMENTS; TRANSFERABILITY. Options granted under the 2000 Plan will be evidenced by agreements consistent with the 2000 Plan in such form as the Committee may prescribe. Neither the 2000 Plan nor agreements thereunder confer any right to continued employment upon any holder of an Option or the right to exercise Options. Further all agreements will provide that the right to exercise Options cannot be transferred except by will, the laws of descent and distribution or pursuant to the express provisions of the applicable agreement.



     CHANGE OF CONTROL PROVISIONS. In the event of a "change of control" (as described in the 2000 Plan) of the Company, unless a particular award agreement specifically provides otherwise, all outstanding Options shall immediately become exercisable in full.


     FORFEITURE FOLLOWING TERMINATION OF EMPLOYMENT. If, in the determination of the Committee the holder of an award, following the termination of employment, engages in conduct that breaches his or her loyalty to the Company, is in material competition with the Company, or is materially injurious to the Company, the 2000 Plan provides for certain forfeiture provisions whereby the holder of such award would forfeit such award or the proceeds derived therefrom.


     AMENDMENTS AND TERMINATION. The Board may at any time, and from time to time, amend any of the provisions of the 2000 Plan, and may at any time suspend or terminate the 2000 Plan. However, no amendment shall be effective unless and until it has been duly approved by holders of the requisite number of outstanding shares of Common Stock if (i) it increases the aggregate number of shares of Common Stock which may be issued pursuant to the 2000 Plan (except as described under the caption "Adjustment" below), or (ii) the failure to obtain such approval would adversely affect compliance of the 2000 Plan with the requirements of any applicable law, rule or regulation. The Committee may amend the terms of any Option or other award theretofore granted under the 2000 Plan. However, subject to the adjustments described below, no such amendment may be made by the Committee which in any material respect impairs the rights of a participant without such participant's consent.


     ADJUSTMENT. In the event of any acquisition, merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a 2000 Plan participant or a regular cash dividend), Common Stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the 2000 Plan, in the maximum number of shares with respect to which awards may be granted to any employee in any year, in the number and exercise price of shares subject to outstanding Options granted under the 2000 Plan, and in the number of shares subject to other outstanding awards granted under the 2000 Plan as may be determined to be appropriate by the Committee in order to prevent the dilution or enlargement of rights.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 2000 PERFORMANCE EQUITY PLAN


     The following is a brief summary of the Federal income tax aspects of awards to be made under the 2000 Plan based upon the Code and other statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state, local, estate or other tax consequences.


     1. INCENTIVE OPTIONS. The participant will recognize no taxable income upon the grant or exercise of an Incentive Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant,
(i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.


     If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable and other applicable limitations under the Code. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.


     Subject to certain exceptions for death, if an Incentive Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a nonqualified stock option. See "Nonqualified Options" below.


     2. NONQUALIFIED OPTIONS. Except as noted below, with respect to Nonqualified Options (i) upon grant of the Option, the participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and other applicable limitations under the Code; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares of Common Stock, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.


APPROVAL


     Assuming a quorum is present at the Meeting, the 2000 Plan shall be approved if the number of votes cast in favor of the 2000 Plan at the Meeting exceeds the number of votes cast opposing the 2000 Plan.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF PROPOSAL II.

                             INDEPENDENT AUDITORS


     Pursuant to a recommendation of the Audit Committee, the Board of Directors has selected and retained the firm of Arthur Andersen LLP to act as independent certified public accountants for the Company for the fiscal year ending December 29, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, to have the opportunity to make a statement, if they so desire, and to be available to respond to appropriate questions. Arthur Andersen LLP was retained as the Company's independent certified public accountants beginning in March 1991.



                                 OTHER MATTERS


     At the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting, other than as described above. If any other matter or matters are properly brought before the Meeting or any adjournment(s) thereof, the persons named in the accompanying proxy card will vote all proxies on such matters in accordance with their judgment.



                      SUBMISSION OF STOCKHOLDER PROPOSALS


     In accordance with the Company's By-laws and Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive notice by February 6, 2000 of any other proposed matter to be submitted for stockholder vote at the Meeting, and, therefore, all proxies received in respect of the Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Meeting.


     Any proposal which is intended to be presented by any stockholder for action at the 2001 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company, at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, not later than November 23, 2000 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders.


     The Company further notifies its stockholders that if the Company does not receive notice by February 6, 2001 of a proposed matter to be submitted for stockholders vote at the 2001 Annual Meeting of Stockholders, then any proxies held by members of the Company's management in respect of such meeting may be voted at the discretion of such management members on such matter if it shall properly come before such meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such meeting.


                                        By Order of the Board of Directors




                                        RICHARD J. THOMPSON
                                        Secretary


Dated: March 23, 2000

                                                                      EXHIBIT A



                         2000 PERFORMANCE EQUITY PLAN


SECTION 1. PURPOSE; DEFINITIONS.


     1.1. PURPOSE. The purpose of the Artesyn Technologies, Inc. (the "Company") 2000 Performance Equity Plan (the "Plan"), adopted for the term set forth in Section 9 hereof, is to enable the Company to offer to its key employees and to key employees of its subsidiaries, Stock Options in the Company, thereby enhancing its ability to attract, retain and reward such key employees, and to increase the mutuality of interests between those employees and the stockholders of the Company.


     The Company previously adopted the 1990 Performance Equity Plan (Restated as of March 11, 1997) (the "Prior Plan"). Awards granted under the Prior Plan prior to the effective date of this Plan ("Prior Awards") shall not be affected by the adoption of this Plan, and the Prior Plan shall remain in effect following the effective date to the extent necessary to administer the Prior Awards.


     1.2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth herein:


          (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.


          (b) "Board" means the Board of Directors of the Company.


          (c) "Change of Control" means a change of control of the Company pursuant to Section 6 hereof.


          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.


          (e) "Committee" means the Stock Option Committee of the Board or any other committee of the Board which the Board may designate.


          (f) "Common Stock" means the Common Stock of the Company, par value $.01 per share.


          (g) "Company" means Artesyn Technologies, Inc., a corporation organized under the laws of the State of Florida, and any successor thereto.


          (h) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.


          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.


          (j) "Exchange Act Holder" means such officer or director or 10% beneficial owner of Common Stock subject to Section 16(b) of the Exchange Act.


          (k) "Fair Market Value," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock (as hereinafter defined) is listed on a national securities exchange or quoted on the NASDAQ National Market System, the closing price of the Common Stock on the last preceding day on which the Common Stock was traded, as reported on the composite tape or by NASDAQ/NMS

     System Statistics, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System, but is traded in the over-the-counter market, the average of the bid and asked prices for the Common Stock on the last preceding day for which such quotations are reported by NASDAQ; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or
     (ii) hereof, such price as the Committee shall determine.


          (l) "Holder" means an eligible employee or prospective employee of the Company or a Subsidiary who has received an award under the Plan.


          (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.


          (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.


          (o) "Plan" means this Artesyn Technologies, Inc. 2000 Performance Equity Plan, as hereinafter amended from time to time.


          (p) "Prior Awards" and "Prior Plan" shall have the respective meanings given to those terms in Section 1.1.


          (q) "Stock Option" or "Option" means any Non-Qualified Stock Option or Incentive Stock Option to purchase shares of Stock which is awarded pursuant to the Plan.


          (r) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.


SECTION 2. ADMINISTRATION.


     2.1. COMMITTEE MEMBERSHIP. The Plan shall be administered by the Committee, the membership of which shall be at all times constituted so as to not adversely affect the compliance of awards under the Plan with the requirements of Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or with the requirements of any other applicable law, rule or regulation.


     2.2. POWERS OF COMMITTEE. The Committee shall have full authority to award Stock Options pursuant to the terms of the Plan, to eligible employees and prospective employees described under Section 4 hereof. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):


          (a) to select the eligible employees and prospective employees to whom Stock Options may from time to time be awarded hereunder;


          (b) to determine the Incentive Stock Options and Non-Qualified Stock Options, if any, to be awarded hereunder to one or more eligible employees;



          (c) to determine the number of shares to be covered by each award granted hereunder;


          (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, settlement, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);


          (e) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder; and

          (f) to determine the terms and conditions under which awards hereunder are to operate in conjunction with or apart from other equity awarded, and cash awards made by the Company or any Subsidiary outside of this Plan.


     2.3. INTERPRETATION OF PLAN. Subject to Section 8 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan.


     Notwithstanding any provision in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such
Section 422. Subject to Section 7 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and the Holders.


SECTION 3. COMMON STOCK SUBJECT TO PLAN.


     3.1. NUMBER OF SHARES. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 4,400,000 shares. In addition, Common Stock covered by any unexercised portions of terminated Options or Prior Awards (including canceled Options or Prior Awards), or Prior Awards which are otherwise surrendered by the Holder may again be subject to new awards under this Plan. The number of shares of Common Stock deemed to be issued under the Plan upon the exercise of an Option in the nature of a stock purchase right shall be reduced by the number of shares of Common Stock surrendered by the Holder in payment of the exercise or purchase price of the award and withholding taxes thereon. The maximum number of shares of Common Stock with respect to which awards may be granted under this Plan during any calendar year to any employee shall be 500,000 shares.


     3.2. CHARACTER OF SHARES. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.


     3.3. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any acquisition, merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Holder or a regular cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the maximum number of shares with respect to which awards may be granted to any employee in any year, in the number and exercise price of shares subject to outstanding Options, as may be determined to be appropriate by the Committee in order to prevent the dilution or enlargement of each Holder's rights, provided that the number of shares subject to any award shall always be a whole number.


SECTION 4. ELIGIBILITY.


     4.1. GENERAL. Awards under the Plan may be made to (i) officers and other key employees of the Company or any Subsidiary (including officers and key employees serving as directors of the Company) who are at the time of the grant of an award under this Plan regularly employed by the Company or any Subsidiary; and (ii) prospective employees of the Company or its Subsidiaries. The exercise of any Stock Option and the vesting of any award hereunder granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or a Subsidiary. The term "prospective employee" shall mean any person who holds an outstanding offer of regular employment on specific terms from the Company or a Subsidiary.

SECTION 5. STOCK OPTIONS.


     5.1. GRANT AND EXERCISE. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, as the Committee may from time to time approve. The Committee shall have the authority to grant to any Holder hereof Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option (or portion thereof) does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.


     5.2. TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions:


          (a) EXERCISE PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but except as otherwise provided in Section 5.3 in the case of Options granted to replace stock options issued by acquired companies, shall be not less than 100% of the Fair Market Value of the Common Stock at the time of grant (110%, in the case of an Incentive Stock Option granted to a Holder ("10% Stockholder") who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent (if any) or subsidiary corporations, as those terms are defined in Sections 424(e) and (f) of the
     Code).


          (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date on which the Option is granted.


          (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.


          (d) METHOD OF EXERCISE. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in whole shares of Common Stock which are already owned by the Holder of the Stock Option or, unless otherwise provided in the Stock Option Agreement, partly in cash and partly in such Common Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock (which shall be valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Committee, free of any liens or encumbrances. Payment may also be made, in the discretion of the Company, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price. Except as otherwise expressly provided in this Plan or in the Agreement, no Stock Option may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary. The Holder of a Stock Option shall have none of the rights of a stockholder with respect to the shares subject to the Stock Option until such shares shall be transferred to the Holder upon the exercise of the Stock Option.


          (e) BUYOUT AND SETTLEMENT PROVISIONS. The Committee may at any time offer to buy out for cash or otherwise settle a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.


     5.3. AWARDS FOR ACQUIRED COMPANIES. After any merger, consolidation, reorganization, stock or asset purchase or similar transaction in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for stock options granted under a plan of another party to the transaction whose shares of stock subject to the old options may no longer be issued following the transaction. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such awards shall be determined by the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any awards. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.


SECTION 6. ACCELERATION.


     6.1. ACCELERATION UPON CHANGE OF CONTROL. Unless the award Agreement provides otherwise or unless the Holder waives the application of this Section
6.1 prior to a Change of Control (as hereinafter defined), in the event of a Change of Control, each outstanding Stock Option granted under the Plan shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement.


     6.2. CHANGE OF CONTROL DEFINED. A "Change of Control" shall be deemed to have occurred upon any of the following events:


          (a) The consummation of any of the following transactions: (i) any merger, recapitalization or other business combination of the Company with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities of another corporation or other property, other than a transaction in which the holders of Common Stock immediately prior to such transaction (including any preliminary or other transactions relating to such transaction) will continue to own at least 50% of the total voting power of the then-outstanding securities of the surviving or continuing corporation immediately after such transaction,
     (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the liquidation or dissolution of the Company, except in connection with the voluntary or involuntary declaration of bankruptcy or insolvency under applicable Federal and/or state law; or


          (b) A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Company, an affiliate of the Company, or any profit-sharing, employee ownership or other employee benefit plan or similar plan sponsored by the Company or any of its subsidiaries, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (i) shall purchase any Common Stock (or securities convertible into Common Stock) representing at least 40% of the total voting power of the then-outstanding securities of the Company for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors; or


          (c) If, during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.


     6.3. GENERAL WAIVER BY COMMITTEE. The Committee may, after grant of an award, accelerate the vesting of all or any part of any Stock Option and/or waive any limitations or restrictions, if any, for all or any part of an award.



     6.4. ACCELERATION UPON TERMINATION OF EMPLOYMENT. In the case of a Holder whose employment with the Company or a Subsidiary is involuntarily terminated for any reason (other than for cause), the Committee may accelerate the vesting of all or any part of any award and/or waive in whole or in part any or all of the remaining limitations or restrictions imposed hereunder or pursuant to the Agreement.


SECTION 7. FORFEITURE PROVISIONS FOLLOWING A TERMINATION OF EMPLOYMENT.


     7.1. This Section 7.1 shall apply to all awards granted under this Plan except to the extent that the applicable award agreement provides otherwise. Notwithstanding any provision in this Plan to the contrary, in any instance where the rights of the Holder of an award granted under the Plan extend past the date of termination of the Holder's employment, all of such rights shall immediately and automatically terminate and be forfeited if, in the determination of the Committee, the Holder at any time during a twenty-four month period following his or her termination of employment, directly or indirectly, either (i) personally or (ii) as an employee, agent, partner, stockholder, officer or director of, consultant to, or otherwise of any entity or person engaged in any business in which the Company or any of its subsidiaries is engaged, or is actively proposing to engage at the time of such termination of employment, engages in conduct that breaches his or her duty of loyalty to the Company or any of its subsidiaries or that is in material competition with the Company or any of its subsidiaries or is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise, which conduct shall include, but not be limited to: (i) disclosing or using any confidential information pertaining to the Company or any of its subsidiaries;
(ii) any attempt, directly or indirectly, to induce any employee of the Company or any of its subsidiaries to be employed or perform services elsewhere; or
(iii) any attempt, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any or its subsidiaries; or (iv) disparaging the Company or any of its subsidiaries or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion, and shall be final and binding upon the holder. A determination that any particular conduct, action or failure falls outside the scope of activities contemplated by this Section shall not imply that, or be determinative of whether, such conduct, action or failure is otherwise lawful or appropriate. For purposes of this paragraph, a holder shall not be deemed to be a stockholder of a competing entity if the holder's record and beneficial ownership of equity securities of said entity amount to not more than one percent (1%) of the outstanding equity securities of any company subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended. In the event the existence of any circumstance which would trigger the forfeiture of an award pursuant to this Section 7.1 but for the fact that said award has previously been converted into or exercised for other securities of the Company (e.g., upon the exercise of stock options), or converted into cash or other property (e.g., upon the sale by or for the account of the Holder of Common Stock acquired by him or her upon the exercise of Stock Options), whether before or after the termination of employment, then, in such event, said securities, or cash or other property, as the case may be, shall be deemed to be held in trust for the Company and shall be promptly paid over to the Company upon demand (net of any amounts that may have been theretofore actually paid by the holder to the Company in respect thereof (e.g., as the cash exercise price of a warrant). By virtue of his or her acceptance of the award under the Plan to which this Agreement relates, the Holder shall be irrevocable deemed to have agreed to be bound by the provisions of this Section 7.1. The Holder further recognizes that
(i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 7; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any such breach.


SECTION 8. AMENDMENTS AND TERMINATION.


     8.1. AMENDMENTS TO PLAN. The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the stockholders of the requisite number of outstanding shares of Common Stock if (a) it increases the aggregate number of shares of Common Stock which are available pursuant to the Plan, (except as provided in Section 3 hereof) or (b) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of any applicable law, rule or regulation.


     8.2. AMENDMENTS TO INDIVIDUAL AWARDS. The Committee may amend the terms of any award granted under the Plan; provided, however, that subject to Section 3 hereof, no such amendment may be made by the Committee which in any material respect impairs the rights of the Holder without the Holder's consent.


SECTION 9. TERM OF PLAN.


     9.1. EFFECTIVE DATE. The Plan shall be effective, subject to the approval hereof by the shareholders of the Company, on the earlier to occur of August 28, 2000 or the date there are no more options available to be granted under the Prior Plan calculated without using any reset provisions set forth in
Section 3.1 of the Prior Plan.


     9.2. TERMINATION DATE. No award shall be granted pursuant to the Plan on or after the tenth anniversary of its effective date, but awards granted prior to or on such date may extend beyond that date. The Plan shall terminate at such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.


SECTION 10. GENERAL PROVISIONS.


     10.1. INVESTMENT REPRESENTATIONS. The Committee may require each person acquiring shares of Common Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.


     10.2. ADDITIONAL INCENTIVE ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.


     10.3. NO RIGHT OF EMPLOYMENT. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.



     10.4. WITHHOLDING TAXES. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to any award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.


     10.5. GOVERNING LAW. To the extent not preempted by the laws of the United States, the laws of the State of Florida, without reference to conflict of laws provisions, shall be the controlling law in all matters relating to the Plan and all awards made and actions taken thereunder.


     10.6. OTHER BENEFIT PLANS. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).


     10.7. EMPLOYEE STATUS. A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any awards granted under the Plan shall not be affected by any change of employment, so long as the Holder continues to be an employee of the Company or any Subsidiary.


     10.8. NON-TRANSFERABILITY. Other than the transfer of a Stock Option by will, by the laws of descent and distribution, or pursuant to the express provisions of the applicable Agreement, no award under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except as expressly provided in any applicable Agreement, any Stock Option or other award granted under this Plan shall be only exercisable during the lifetime of the Holder by the Holder or by his guardian or legal representative. Notwithstanding the foregoing, the Company may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Holder, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable award agreement or an amendment thereto), and the Company may also amend outstanding Non-Qualified Stock Options to provide for such transferability.


     10.9. APPLICABLE LAWS. The obligations of the Company with respect to all awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed or the NASDAQ National Market System if the Common Stock is designated for quotation thereon.


     10.10. CONFLICTS. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under
Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.


     10.11. WRITTEN AGREEMENTS. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.


     10.12. COMMON STOCK CERTIFICATES. Notwithstanding anything to the contrary contained herein, whenever certificates representing shares of Common Stock subject to an award are required to be delivered pursuant to the terms of the Plan, the Company may in lieu of such delivery requirement comply with the provisions of Section 607.0626 of the Florida Business Corporation Act. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


     10.13. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.


     10.14. CERTAIN MERGERS. If in connection with a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company ("Merger") in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), does not assume the Company's rights and obligations under outstanding award agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any award that was permissible solely by reason of this
Section 10.14 shall be conditioned upon the consummation of the Merger. Any awards which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

                           ARTESYN TECHNOLOGIES, INC.

               PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 4, 2000

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder(s) of ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), hereby constitute(s) and appoint(s) PHILLIP A. O'REILLY and BERT SAGER, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida, on May 4, 2000 at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of common stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

1.       ELECTION OF DIRECTORS

         FOR ALL NOMINEES         WITHHOLD AUTHORITY                 *EXCEPTIONS
         listed below             to vote for all nominees listed
                                  below

Nominees: Edward S. Croft, III, Fred C. Lee, Lawrence J. Matthews,
          Joseph M. O'Donnell, Stephen A. Ollendorff, Phillip A. O'Reilly, Bert Sager, A. Eugene Sapp, Jr., Ronald D. Schmidt, Lewis Solomon, John M. Steel

*EXCEPTIONS ____________________________________________________________________

2. To consider and act upon a proposal to approve and adopt the Company's 2000 Performance Equity Plan

         FOR __________   AGAINST __________   ABSTAIN __________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof and as provided by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

                           Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           Dated ________________________________________, 2000


                           _____________________________________________________
                                               Signature

                           _____________________________________________________
                                       Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.